UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21964 (Commission File Number)	51-0347683 (IRS Employer Identification No.)

880 Steel Drive, Valley City, Ohio 44280

(Address of Principal Executive Offices)  (Zip Code)

(330) 558-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SHLO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Shiloh Industries, Inc., a Delaware corporation (the “Company”), and Shiloh Holdings Netherlands B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands, as the borrowers, and certain domestic subsidiaries of the Company, as the guarantors, entered into an amendment, dated June 11, 2020 (the “Amendment”), with respect to the Credit Agreement, dated as of October 25, 2013, as previously amended as of December 30, 2013, June 26, 2014, September 29, 2014, April 29, 2015, October 15, 2015, October 28, 2016, July 31, 2017, October 31, 2017 and June 6, 2019 (the “Existing Credit Agreement” and together with the Amendment, the “Credit Agreement”), with the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer.

The Amendment, among other things:

(a) waives the maximum leverage ratio and minimum interest coverage ratio financial covenants under the Existing Credit Agreement for the fiscal quarters ending April 30, 2020 and July 31, 2020;

(b) adds financial covenants which require the Company to (i) maintain week-end liquidity of at least (1) $40 million for the period from June 13, 2020 through June 26, 2020, (2) $35 million for the period from June 27, 2020 through July 11, 2020, and (3) $30 million from July 12, 2020 through October 31, 2020, and (ii) limit capital expenditures to $15 million for the period from May 1, 2020 through August 31, 2020;

(c) adds, limits or otherwise modifies certain debt, disposition and investment baskets;

(d) provides that (i) revolving loans and swingline loans shall bear interest at a rate equal to the base rate or LIBOR plus an applicable margin of 4.00% in the case of base rate loans or 5.00% in the case of LIBOR loans, (ii) the Company shall pay a commitment fee on the unused portion of the revolving commitments at a rate of 0.65% per annum and (iii) revolving loans bearing interest at the LIBOR rate shall be subject to a LIBOR floor of 1.00%; provided, that, in case of clauses (i) and (ii), if the Company demonstrates, based on the Compliance Certificate for the fiscal quarter ending July 31, 2020, that (A) the Consolidated Leverage Ratio as of the end of the fiscal quarter ending July 31, 2020 does not exceed 4.25 to 1.0 and (B) the Consolidated Interest Coverage Ratio as of the end of the fiscal quarter ending July 31, 2020 is greater than or equal to 3.50 to 1.0, then applicable margin shall revert to the pricing grid that was in effect prior to the Amendment; and

(e) includes certain transactional milestones for the Company.

The Amendment does not modify the aggregate revolving commitments provided under the Existing Credit Agreement.

Certain of the lenders under the Credit Agreement and their affiliates have provided from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to us for which we have paid and intend to pay customary fees and expense reimbursements.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On June 12, 2020, at a special meeting of the Board of Directors (the “Board”) of the Company, the Board elected Anna Phillips to the Board to fill the existing vacancy in Class III. In addition, the Board appointed Ms. Phillips as a member of the Audit Committee and the Special Committee, which was created on May 18, 2020 with Messrs. Jean Brunol, Michael Hanley and Ms. Gena Lovett as the other members, to explore financing and other strategic opportunities for the Company. Class III Directors will stand for election at the Company’s 2023 Annual Meeting of Stockholders.

The Board has determined that Ms. Phillips meets all applicable requirements to serve on the Board, the Audit Committee and the Special Committee, including those set forth in the Company’s Governance Guidelines.

Ms. Phillips, 55, is currently an independent non-executive director at several private companies. Before transitioning full time to her board roles, she was employed as a Senior Managing Director at FTI Consulting, Inc from 2009 to 2013. Prior to that she was a Senior Managing Director at the Macquarie Group, and predecessor organizations including Ernst & Young Corporate Finance. Ms. Phillips has a Bachelor of Commerce from the University of Tasmania in Australia and has worked in corporate finance in the Far East, London and North America for over 30 years. She was previously a member of the Australian Institute of Chartered Accountants.

There was no understanding or arrangement between Ms. Phillips and any other person pursuant to which Ms. Phillips was appointed as a director. There are no family relationships between Ms. Phillips and any member of the Board or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment to the Board, Ms. Phillips will be entitled to a cash retainer of $10,000 per month plus expenses and incremental fees of $500 for each additional hour of service in excess of 20 hours per month. Ms. Phillips will enter into an indemnification agreement in the same form as the indemnification agreements entered into with all other members of the Board. For a description of the indemnification agreement, see the Company’s Current Report on Form 8-K filed on September 7, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Tenth Amendment to Credit Agreement, dated June 11, 2020, among Shiloh Industries, Inc. and Shiloh Holdings Netherlands B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands, as the borrowers, and certain of the domestic subsidiaries of Shiloh Industries, Inc., as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.

	By:	/s/ Lillian Etzkorn
Lillian Etzkorn
Date: June 15, 2020	Senior Vice President and Chief Financial Officer